Exhibit (m)(2)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1


I. THE 0% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $66,936.22
                     = $1,200,000


POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $54,336.58
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,446.75
- Mortality & Expense Charge****     $   620.92
+ Hypothetical Rate of Return*****   -$  772.69
                                     ----------
=                                    $   66,936 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.


**   Premium Expense Charge is 3.5% of each premium payment.



*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 40.52
2       $ 40.52
3       $ 40.53
4       $ 40.54
5       $ 40.55
6       $ 40.56
7       $ 40.57
8       $ 40.58
9       $ 40.58
10      $ 40.59
11      $ 40.60
12      $ 40.61
        -------
Total   $486.75
        =======

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.



***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:



Month   Interest
-----   --------
1       -$ 65.62
2       -$ 65.40
3       -$ 65.17
4       -$ 64.95
5       -$ 64.72
6       -$ 64.50
7       -$ 64.28
8       -$ 64.05
9       -$ 63.83
10      -$ 63.61
11      -$ 63.39
12      -$ 63.17
        --------
Total   -$772.69
        ========


CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $66,936.22
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   46,334 (rounded to the nearest dollar)
                                ==========



II. THE 6% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $80,355.53
                     = $1,200,000

POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $63,256.36
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,442.04
- Mortality & Expense Charge****     $   701.28
+ Hypothetical Rate of Return*****   $ 3,802.49
                                     ----------
=                                    $   80,356 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.


**   Premium Expense Charge is 3.5% of each premium payment.



*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 40.20
2       $ 40.19
3       $ 40.19
4       $ 40.18
5       $ 40.18
6       $ 40.17
7       $ 40.17
8       $ 40.16
9       $ 40.16
10      $ 40.15
11      $ 40.15
12      $ 40.14
        -------
Total   $482.04
        =======



**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.



***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1         $313.86
2         $314.40
3         $314.94
4         $315.49
5         $316.04
6         $316.59
7         $317.14
8         $317.69
9         $318.25
10        $318.80
11        $319.36
12        $319.92
        ---------
Total   $3,802.49
        =========


CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $80,355.53
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   59,753 (rounded to the nearest dollar)
                                ==========



III. THE 12% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $96,085.95
                     = $1,200,000


POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $73,302.58
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,436.58
- Mortality & Expense Charge****     $   791.78
+ Hypothetical Rate of Return*****   $ 9,571.73
                                     ----------
=                                    $   96,086 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.


**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 39.83
2       $ 39.81
3       $ 39.79
4       $ 39.77
5       $ 39.75
6       $ 39.73
7       $ 39.71
8       $ 39.68
9       $ 39.66
10      $ 39.64
11      $ 39.62
12      $ 39.59
        -------
Total   $476.58
        =======



**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.



***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:



Month    Interest
-----   ---------
1       $  768.94
2       $  774.02
3       $  779.15
4       $  784.31
5       $  789.51
6       $  794.76
7       $  800.04
8       $  805.37
9       $  810.74
10      $  816.16
11      $  821.61
12      $  827.12
        ---------
Total   $9,571.73
        =========

CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $96,085.95
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   75,483 (rounded to the nearest dollar)
                                ==========


NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2


I. THE 0% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $65,567.43
                     = $1,200,000


POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $53,230.82
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,735.29
- Mortality & Expense Charge****     $   609.55
+ Hypothetical Rate of Return*****   -$  758.55
                                     ----------
=                                    $   65,567 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.


**   Premium Expense Charge is 3.5% of each premium payment.



*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 40.56
2       $ 40.57
3       $ 40.58
4       $ 40.58
5       $ 40.59

6       $ 40.60
7       $ 40.61
8       $ 40.62
9       $ 40.63
10      $ 40.64
11      $ 40.65
12      $ 40.66
        -------
Total   $487.29
        =======


**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.


***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:



Month   Interest
-----   --------
1       -$ 64.56
2       -$ 64.31
3       -$ 64.07
4       -$ 63.82
5       -$ 63.58
6       -$ 63.33
7       -$ 63.09
8       -$ 62.85
9       -$ 62.60
10      -$ 62.36
11      -$ 62.12
12      -$ 61.88
        --------
Total   -$758.55
        ========


CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $65,567.43
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   44,965 (rounded to the nearest dollar)
                                ==========

II. THE 6% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $78,761.62
                     = $1,200,000


POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $62,006.96
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,730.64
- Mortality & Expense Charge****     $   688.64
+ Hypothetical Rate of Return*****   $ 3,733.94
                                     ----------
=                                    $   78,762 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.


*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 40.24
2       $ 40.24
3       $ 40.23
4       $ 40.23
5       $ 40.23
6       $ 40.22
7       $ 40.22
8       $ 40.21
9       $ 40.21
10      $ 40.21
11      $ 40.20
12      $ 40.20
        -------
Total   $482.64
        =======

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.


***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:



Month    Interest
-----   ---------
1       $  308.77
2       $  309.20
3       $  309.63
4       $  310.07
5       $  310.50
6       $  310.93
7       $  311.37
8       $  311.81
9       $  312.25
10      $  312.69
11      $  313.13
12      $  313.58
        ---------
Total   $3,733.94
        =========


CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $78,761.62
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   58,159 (rounded to the nearest dollar)
                                ==========



III. THE 12% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $94,233.32
                     = $1,200,000


POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $71,894.56
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,725.29
- Mortality & Expense Charge****     $   777.72
+ Hypothetical Rate of Return*****   $ 9,401.77
                                     ----------
=                                    $   94,233 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.


**   Premium Expense Charge is 3.5% of each premium payment.



*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 39.89
2       $ 39.87
3       $ 39.85
4       $ 39.83
5       $ 39.81
6       $ 39.78
7       $ 39.76
8       $ 39.74
9       $ 39.72
10      $ 39.70
11      $ 39.68
12      $ 39.66
        -------
Total   $477.29
        =======


**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.


***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:



Month    Interest
-----   ---------
1       $  756.52
2       $  761.29
3       $  766.10
4       $  770.95

5       $  775.84
6       $  780.77
7       $  785.73
8       $  790.74
9       $  795.79
10      $  800.87
11      $  806.00
12      $  811.17
        ---------
Total   $9,401.77
        =========


CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $94,233.32
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   73,631 (rounded to the nearest dollar)
                                ==========